UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2015

iWallet Corporation

(Exact name of small business issuer as specified in its charter)

Nevada	27-1830013
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7394 Trade Street, San Diego, California 92121

(Address of principal executive offices)

1-800-508-5042

(Issuer’s telephone number)

______________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2015, our Board of Directors approved the iWallet Corporation 2015 Incentive Plan (the “Plan”).  The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company (and related entities) by linking their interests in the Company’s success with those of the Company and its shareholders. The Plan provides that up to a maximum of 3,000,000 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	iWallet Corporation 2015 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iWallet Corporation

/s/ Jack Chadsey

Jack Chadsey

Chief Executive Officer

Date:  October 19, 2015

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